EXHIBIT 2.2


AGREEMENT AND PLAN OF MERGER


Among


HARCOURT GENERAL INC.,

NICK ACQUISITION CORPORATION

and

NATIONAL EDUCATION CORPORATION


Dated as of May 12, 1997

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of May 12, 1997 (the "Agreement"), among HARCOURT GENERAL, INC., a Delaware corporation ("Parent"), NICK ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and NATIONAL EDUCATION CORPORATION, a Delaware corporation (the "Company").

     WHEREAS, Purchaser has outstanding an offer (such offer as amended pursuant to this Agreement is hereinafter referred to as the "Offer") to purchase all of the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock"; all of the outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares"), at a purchase price of $19.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 21, 1997, and in the related letter of transmittal;

     WHEREAS, in consideration of the Company's entering into this Agreement, Parent is willing to cause Purchaser to increase the price to be paid pursuant to the Offer to $21.00 per Share;

     WHEREAS, the Board of Directors of the Company has (i) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger (as defined below), is fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend acceptance of the Offer and the Merger and approval of this Agreement by such stockholders; and

     WHEREAS, the Board of Directors of Parent and Purchaser have each approved this Agreement and the merger (the "Merger") of Purchaser with the Company in accordance with the General Corporation Law of the State of Delaware ("DGCL") upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

     SECTION 1.1 The Offer. (a) Provided that no event shall have occurred and no circumstance shall exist which would result in a failure to satisfy any of the conditions or events set forth in Annex A hereto (the "Offer Conditions"), Purchaser shall amend the Offer as soon as practicable after the date hereof, and in any event within five business days from the date hereof,
(i) to increase the purchase price offered to $21.00 per Share, (ii) to modify the conditions of the Offer to conform to the Offer Conditions and (iii) to make such other amendments as are required to conform the Offer to this Agreement and provisions of applicable laws. The obligation of Purchaser to accept for payment Shares tendered shall be subject to the satisfaction of the Offer Conditions. Purchaser expressly reserves the right, in its sole discretion, to waive any such condition (other than the Minimum Condition as defined in the Offer Conditions) and make any other changes in the terms and conditions of the Offer, provided that, unless previously approved by the Company in writing, no change may be made which decreases the price per Share payable in the Offer, changes the form of consideration payable in the Offer (other than by adding consideration), reduces the maximum number of Shares to be purchased in the Offer, or imposes conditions to the Offer in addition to those set forth herein which are adverse to holders of the Shares. Purchaser covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the Offer Conditions, it will accept for payment and pay for Shares as soon as it is permitted to do so under applicable law, subject to the prior satisfaction of the Offer Conditions. Notwithstanding the immediately preceding sentence, Purchaser may extend the Offer, notwithstanding the prior satisfaction of the Offer Conditions, for up to five business days and then thereafter on a day-to-day basis for up to another five business days, if as of the expiration date of the Offer (including as a result of any extensions thereof), there shall have been tendered more than 80% but less than 90% of the outstanding Shares so that the Merger could not be effected without a meeting of the Company's stockholders in accordance with the applicable provisions of the DGCL; provided that, after the initial extension pursuant to this sentence, the Offer shall not be subject to any conditions other than (i) the conditions set forth in clauses (a)(i) or
(ii) or (d)(ii) of the Offer Conditions and (ii) the absence of any intentional breach by the Company of the representations, warranties, covenants or agreements set forth in this Agreement which has a Material Adverse Effect on the Corporation. It is agreed that the Offer Conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (other than any action or inaction by Purchaser or Parent constituting a breach of this Agreement) or, except with respect to the Minimum Condition, may be waived by Purchaser, in whole or in part at any time and from time to time, in its sole discretion. Purchaser shall terminate the Offer upon termination of this Agreement pursuant to its terms.

          (b) As soon as reasonably practicable after the date hereof, and in any event within five business days from the date hereof, Purchaser and Parent shall amend their Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer which was originally filed with the Securities and Exchange Commission (the "SEC" or "Commission") on April 21, 1997, and shall file such amendment with the SEC. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the Commission, and shall be given copies of any comment letters from the Commission regarding the Schedule 14D-1 and the opportunity to participate in conversations with the Commission staff. The Schedule 14D-1 will contain a supplement to the Offer to Purchase dated April 21, 1997 and revised forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, together with any further supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Schedule 14D-1 and all amendments thereto will comply in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Parent, Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the
Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

     SECTION 1.2 Company Action. (a) The Company hereby approves of and consents to the Offer and represents and warrants that: (i) its Board of Directors, at a meeting duly called and held on May 9, 1997, has unanimously
(A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of Shares, (B) approved this Agreement and the transactions contemplated hereby and (C) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to Purchaser thereunder and approve this Agreement and the transactions contemplated hereby; and (ii) BZW, the investment banking division of Barclays Bank PLC (the "Financial Adviser" or "BZW"), has delivered to the Board of Directors of the Company its written opinion that the consideration to be received by holders of Shares, other than Parent and Purchaser, pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view. The Company has been authorized by the Financial Adviser to permit, subject to prior review and consent by the Financial Adviser (such consent not to be unreasonably withheld), the inclusion of such fairness opinion (or a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 3.12. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2(a).

          (b) The Company shall file with the SEC, contemporaneously with the amendment to the Offer pursuant to Section 1.1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations of the Company's Board of Directors described in Section 1.2(a)(i) and shall promptly mail the
Schedule 14D-9 to the stockholders of the Company. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the Commission, and shall be given copies of any comment letters from the Commission regarding the Schedule 14D-9 and the opportunity to participate in conversations with the Commission staff. The Schedule 14D-9 and all amendments thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. The Company, Parent and Purchaser each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

          (c) In connection with the Offer, if requested by Purchaser, the Company shall promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of Shares, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including but not limited to updated lists of stockholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares.

                                  ARTICLE II

                                  THE MERGER

     SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 2.2), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At Parent's election, the Merger may alternatively be structured so that (i) the Company is merged with and into Parent, Purchaser or any other direct or indirect subsidiary of Parent (provided that in such event the Company makes no representation as to whether any consents are required, or any agreements are adversely affected, thereby) or (ii) any direct or indirect subsidiary of Parent other than Purchaser is merged with and into the Company. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

     SECTION 2.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or a certificate of ownership and merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

     SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 2.4 Certificate of Incorporation; By-Laws. (a) At the Effective Time and without any further action on the part of the Company and Purchaser, the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and, as so amended, until thereafter further amended as provided therein and under the DGCL it shall be the certificate of incorporation of the Surviving Corporation.

          (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the By-Laws of Purchaser shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

     SECTION 2.5 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified. The Company shall use reasonable best efforts to cause each director of the Company (other than any directors appointed pursuant to Section 6.3(a)) to resign from its Board of Directors at or prior to the Effective Time.

     SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.6(b) and any Dissenting Shares (as defined in Section 2.8(a))) shall be cancelled, extinguished and converted into the right to receive $21.00 in cash or any higher price that may be paid pursuant to the Offer (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.9, less any required withholding taxes.

          (b) Each share of Company Common Stock held in the treasury of the Company and each Share owned by Parent, Purchaser or any other direct or indirect wholly-owned subsidiary of Parent or of the Company, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) Each share of common, preferred or other capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical common, preferred or other capital stock of the Surviving Corporation.

     SECTION 2.7 Treatment of Company Outstanding Options. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that immediately prior to the Effective Time, each Company Outstanding Option (as defined herein) then outstanding, whether or not then exercisable, shall be cancelled by the Company, and the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for such cancellation an amount in cash equal to the product of (a) the number of Shares previously subject to such Company Outstanding Option and (b) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Company Outstanding Option.

     SECTION 2.8  Dissenting Shares and Section 262 Shares.
(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and shall deliver a written demand for appraisal of such shares of Company Common Stock in the time and manner provided in
Section 262 of the DGCL and shall not fail to perfect or shall not effectively withdraw or lose their rights to appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall fail to perfect or shall effectively withdraw or lose his, her or its right to appraisal and payment under the DGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in Section 2.6(a) of this Agreement, without any interest thereon.

          (b) The Company shall give Parent (i) prompt notice of any demands for appraisal pursuant to Section 262 received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

     SECTION 2.9 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.6(a). When and as needed, Parent or Purchaser will make available to the Paying Agent sufficient funds to make all payments pursuant to Section 2.9(b). Such funds shall be invested by the Paying Agent as directed by Purchaser or, after the Effective Time, the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

          (c) At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by the Company to the Purchaser on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III. The disclosure in any paragraph shall be deemed to constitute disclosure for all sections in this Article III.

     SECTION 3.1 Organization and Standing; Subsidiaries. (a) Each of the Company and its subsidiaries whose business or assets are material to the Company either individually or on a consolidated basis (collectively, the "Company Subsidiaries", and, together with the Company, collectively the "Corporation") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, and reasonably could not be expected to, individually or in the aggregate, have a Material Adverse Effect on the Corporation. When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that would be materially adverse to the business, assets (whether tangible or intangible), financial condition, results of operations or business prospects of the Company and its subsidiaries taken as a whole. The Company has heretofore delivered to Purchaser accurate and complete copies of the Company's Certificate of Incorporation and By-Laws, as currently in effect, and promptly will deliver to Purchaser accurate and complete copies of the Certificate of Incorporation and By-Laws, as currently in effect, of each of the Company Subsidiaries. The Company Disclosure Schedule includes a list of each of the Company's subsidiaries.

          (b) Each of the Company and the Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Corporation.

     SECTION 3.2 Capitalization of the Company. (a) The Company's entire authorized capital stock consists of 70,000,000 shares, of which 65,000,000 shares are classified as Company Common Stock, and 5,000,000 of which are classified as Preferred Stock, par value $.10 per share (the "Preferred Stock"). As of the date hereof, there are no shares of Preferred Stock issued and outstanding, 35,853,545 shares of Company Common Stock issued and outstanding (not including 697,556 shares of Company Common Stock held in the Company's treasury), 4,996,131 shares reserved for issuance in connection with the Company's stock option plans (of which options to purchase 2,902,357 shares are outstanding (the "Company Outstanding Options")); and 2,184,760 shares reserved for issuance upon conversion of the Company's 6 1/2% Convertible Debentures (the "Debentures") outstanding on the date hereof (the "Outstanding Debentures"). Except as set forth above or in the Company Disclosure Schedule, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of the Company Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options, warrants or other rights to acquire from the Company or any of the Company Subsidiaries (including any rights issued or issuable under a shareholders rights plan or similar arrangement), and no obligations of the Company or any of the Company Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of the Company Subsidiaries or other similar rights (with the securities listed in clauses (i) through (iv) referred to collectively as the "Corporation's Securities"), and (v) no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Corporation's Securities or to make any investment (by loan, capital contribution or otherwise) in any other entity. The Company Disclosure Statement sets forth a list of all Company Outstanding Options, including the shares of each holder thereof, which such options are currently vested and which such options will vest as a result of the Merger.

          (b) All of the outstanding capital stock of, or other ownership interests in, each of the Company Subsidiaries, is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. There are no securities of the Company or any of the Company Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or any of the Company Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any of the Company Subsidiaries. There are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

          (c) All issued and outstanding shares of the capital stock of the Company and each of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, free of any preemptive rights. The Company Outstanding Options and the Outstanding Debentures have been duly authorized and validly issued and are in full force and effect. As of the date hereof, there are $54,619,000 principal amount of Outstanding Debentures; and $2,875,000 principal amount of Debentures have heretofore been repurchased by the Company.

     SECTION 3.3 Financial Statements; Exchange Act Filings. (a) The Company has heretofore delivered to the Purchaser copies of: (i) the Company's consolidated financial statements as of and for the years ended December 31, 1994, 1995 and 1996, which have been audited by Price Waterhouse, independent public accountants (the "Company Audited Financial Statements"), and (ii) the Company's unaudited consolidated financial statements as of and for the three months ended March 31, 1997, (the "Company Unaudited Financial Statements"). The Company Audited Financial Statements and Company Unaudited Financial Statements (collectively, the "Company Financial Statements") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis by the Company (except as may be indicated in the notes thereto) and in conformity with the Commission's Regulation S-X, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject in the case of any unaudited financial statements to normal recurring year-end audit adjustments, which are not expected to be material in amount). Since January 1, 1997, the Company has not made any changes in the accounting policies applied to the Company Audited Financial Statements, and no such changes are currently contemplated nor, to the best of the Company's knowledge, required under generally accepted accounting principles or the Commission's Regulation S-X. The restructuring charges and losses from discontinued operations shown on the Company Financial Statements have been properly recorded in accordance with generally accepted accounting principles, represent management's best estimate of the cost of discontinuing the operations to which such charges relate, and to the best of the Company's knowledge, there will be no further charges other than those already accrued on the Company Financial Statements as a result of the discontinuation of such operations.

          (b)  The Company has heretofore delivered to the Purchaser copies of:
(i) the financial statements of Steck-Vaughn Publishing Corporation ("Steck-Vaughn") as of and for the years ended December 31, 1994, 1995 and 1996, which have been audited by Price Waterhouse, independent public accountants (the "Steck-Vaughn Audited Financial Statements"), and (ii) Steck-Vaughn's unaudited consolidated financial statements as of and for the three months ended March 31, 1997 (the "Steck-Vaughn Unaudited Financial Statements"). The Steck-Vaughn Audited Financial Statements and Steck-Vaughn Unaudited Financial Statements (collectively, the "Steck-Vaughn Financial Statements") fairly present, in conformity with generally accepted accounting principles applied on a consistent basis by the Company (except as may be indicated in the notes thereto) and in conformity with the Commission's Regulation S-X, the consolidated financial position of Steck-Vaughn and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject in the case of any unaudited interim financial statements to normal recurring year-end audit adjustments, which are not expected to be material in amount). Since January 1, 1997, Steck-Vaughn has not made any changes in the accounting policies applied to the Steck-Vaughn Audited Financial Statements, and no such changes are currently contemplated nor, to the best of the Company's knowledge, required under generally accepted accounting principles or the Commission's Regulation S-X.

          (c) The Company has heretofore delivered to the Purchaser complete copies of all periodic reports, statements and other documents (including Exhibits thereto) that the Company and Steck-Vaughn have filed with the Commission under the Exchange Act since January 1, 1993 (collectively, the "Company SEC Reports"). All Company SEC Reports required to be filed with the Commission by the Company and Steck-Vaughn during the twelve months preceding the date of this Agreement were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. At the time filed with the SEC, no Company SEC Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 3.4 No Undisclosed Liabilities. (a) Except as and to the extent reflected or reserved against in the consolidated balance sheets included within the Company Financial Statements, at the date of such statements, the Corporation had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be accrued, shown, disclosed or indicated in a consolidated balance sheet of the Company or explanatory notes or information supplementary thereto, including without limitation, any liabilities resulting from failure to comply with any law or any federal, state, local or foreign tax liabilities due or to become due whether (i) incurred in respect of or measured by income for any period ending on or prior to the close of business on such dates, or (ii) arising out of transactions entered into, or any state of facts existing, on or prior thereto.

          (b) Except as and to the extent reflected or reserved against the consolidated balance sheets included within the Steck-Vaughn Financial Statements, at the date of such statements, Steck-Vaughn had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be accrued, shown, disclosed or indicated in a consolidated balance sheet of Steck-Vaughn or explanatory notes or information supplementary thereto, including without limitation, any liabilities resulting from failure to comply with any law or any federal, state, local or foreign tax liabilities due or to become due whether (i) incurred in respect of or measured by income for any period prior to the close of business on such dates, or (ii) arising out of transactions entered into, or any state of facts existing, prior thereto.

     SECTION 3.5 Absence of Certain Changes, Events or Conditions. Since January 1, 1997, (i) the Company has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which would have a Material Adverse Effect on the Company, and (ii) there have been no events, changes or effects with respect to the Company and the Company Subsidiaries having or which could have, individually or in the aggregate, a Material Adverse Effect on the Company, and (iii) the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with prior practice.

     SECTION 3.6 No Default. Neither the Company nor any of the Company Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or By-Laws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Corporation.

     SECTION 3.7 Litigation, Etc. (i) There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries or any of their respective properties or assets before any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") which, individually or in the aggregate, could have a Material Adverse Effect on the Corporation if decided adversely to the Corporation or could prevent or delay the consummation of the transactions contemplated by this Agreement, and (ii) neither the Company nor any of the Company Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future could have a Material Adverse Effect on the Corporation or could prevent or delay the consummation of the transactions contemplated hereby. Except as noted on the Company Disclosure Schedule, all claims listed thereon are covered by the Company's liability insurance (subject in each case to applicable deductibles not in excess of $500,000 ($1,000,000 in the case of the Company's directors' and officers' liability insurance)) and are being defended by and at the cost of the Company's liability insurance carrier.

     SECTION 3.8 Intellectual Property. (a) The Company or one of the Company Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications for such patents, trademarks, trade names, service marks and copyrights, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Corporation as currently conducted, or proposed to be conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on the Corporation (the "Company Intellectual Property Rights"). The Company Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks, which the Company considers to be material to the business of the Corporation and included in the Company Intellectual Property Rights, including the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which the Company or any of the Company Subsidiaries is a party and pursuant to which any person is authorized to use any Company Intellectual Property Rights, and (iii) all material licenses, sublicenses and other agreements as to which the Company or any of the Company Subsidiaries is a party and pursuant to which the Company or any of the Company Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software ("Company Third Party Intellectual Property Rights") which are incorporated in or form a part of any Corporation product that is material to its business.

          (b) Neither the Company nor any of the Company Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property Rights or Company Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on the Corporation.

          (c) To the Company's knowledge, all patents, registered trademarks, service marks and copyrights held by the Company or any of the Company Subsidiaries are valid and subsisting. Neither the Company nor any of the Company Subsidiaries (i) has been sued (or threatened with suit or notified of a claim) involving a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has any knowledge that the manufacturing, marketing, licensing or sale of its products or services infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement could have a Material Adverse Effect on the Corporation.

     SECTION 3.9 Environmental Laws and Regulations. (i) The Company and each of the Company Subsidiaries is in compliance with all applicable Federal, state, foreign and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that individually or in the aggregate would not have a Material Adverse Effect on the Corporation, which compliance includes, but is not limited to, the possession by the Company and the Company Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of the Company Subsidiaries has received written notice of, or is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that individually or in the aggregate would have a Material Adverse Effect on the Corporation; and
(iii) there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future or give rise to an Environmental Claim in the future.

     SECTION 3.10 Compliance. (i) The Company and each of the Company Subsidiaries hold all licenses, permits, variances, exemptions, orders, approvals and other authorizations of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, approvals and other authorizations which would not, individually or in the aggregate, have a Material Adverse Effect on the Corporation; (ii) the Company and the Company Subsidiaries are in compliance with the terms of each of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect on the Corporation, (iii) the businesses of the Company and the Company Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for violations or possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Corporation, and (iv) no investigation or review by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor, to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which the Company reasonably believes will not have a Material Adverse Effect on the Corporation.

     SECTION 3.11 Labor Matters. Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement relating to its employees. No labor dispute, strike, work stoppage, employee action, organizational activity or labor relations problem of any kind which has affected or may affect the Company, any of the Company Subsidiaries or any of their respective businesses or operations has occurred during the past five years or currently is pending or, to the knowledge of the Company, threatened.

     SECTION 3.12 Offer Documents; Proxy Statement. Neither the Schedule 14D-9, nor any of the information supplied by the Company in writing for inclusion in the Offer Documents, shall, at the respective times such Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (as defined in Section 6.1) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders and at the time of the Stockholders Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their respective representatives in writing which is contained in the Schedule 14D-9 or the Proxy Statement. The Schedule 14D-9 and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.13 No Conflict With Other Documents. Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or By-Laws (or similar governing documents) of the Company or of any of the Company Subsidiaries; (ii) trigger the rights of the Company or any of the Company Subsidiaries or any holder of the Corporation's Securities under any shareholder rights plan or similar arrangement; (iii) restrict any business combination between the Purchaser or any of its subsidiaries and the Company or any of its subsidiaries; (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the material modification of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (v) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, except in the case of (iv) or (v) for violations, breaches or defaults which could not, individually or in the aggregate, have a Material Adverse Effect on the Corporation.

     SECTION 3.14 Authority; Consents. (a) The Company has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company or any of the Company Subsidiaries are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger (unless effected pursuant to Section 253 of the DGCL) the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock). This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b) Upon Company Stockholder Approval (as defined below) (to the extent the Merger is not effected pursuant to Section 253 of the DGCL), the satisfaction of all other conditions contained herein and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, this Agreement will result in the valid, legally binding and enforceable statutory merger of Purchaser with and into the Company.

          (c) Under the Company's Certificate of Incorporation, By-Laws, the regulations of the New York Stock Exchange, Inc. and other laws and regulations applicable to the Company and the Company Subsidiaries only the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock voting together as a single class ("Company Stockholder Approval") is required and sufficient for the approval by the Company's stockholders of the transactions contemplated by this Agreement (to the extent the Merger is not effected pursuant to Section 253 of the DGCL).

          (d) No consent, approval, order or authorization of, or registration, declaration or filing with (i) any Governmental Entity or
(ii) any individual, corporation or other entity (including any holder of the Corporation's Securities) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (A) the Company Stockholder Approval, (B) the filing of the Certificate of Merger with the Delaware Secretary of State, (C) if applicable, the filing of the Proxy Statement with the Commission in accordance with the Exchange Act,
(D) satisfaction of all information and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR") and any regulations promulgated thereunder, (E) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state "blue sky", or securities laws and the securities laws of any foreign country, (F) those set forth in the Company Disclosure Schedule, and such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on the Corporation.

     SECTION 3.15 Contracts. (a) Neither the Company nor any of the Company Subsidiaries is a party to or subject to: (i) any employment contract or independent contractor arrangements with any officer, consultant, director or employee or former employee or any other person; (ii) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (iii) any contract or agreement with any labor union; (iv) any contract, agreement, instrument or other document that would be required to be filed as an exhibit to a Registration Statement on Form S-1 were the Company or any of the Company Subsidiaries to file such a Registration Statement on the date of this Agreement, (v) any contract, agreement, instrument or other document not entered into by the Company or any of the Company Subsidiaries in the ordinary course of business, under which the Company or any of the Company Subsidiaries is required to make annual payments to any third party in excess of $500,000 or
(vi) any agreement, voting trust, understanding or arrangement, written or oral, concerning the election of directors. Neither the Company nor any of the Company Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment referred to in the prior sentence ("Company Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek material damages from the Company or any of the Company Subsidiaries under any Company Material Contract. Each Company Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which the Company is aware by any party obligated to the Company or any of the Company Subsidiaries pursuant to the Company Material Contract.

          (b) The consummation of the Merger and the transactions contemplated by this Agreement will not cause a default under, or provide any right of termination or modification with respect to, any Company Material Contract which default, termination or modification would have a Material Adverse Effect on the Corporation.

     SECTION 3.16 Customers and Suppliers. Neither the Company nor any of the Company Subsidiaries has received notice that, nor do any of them have knowledge or any reason to believe that, any customer that represented 5% or more of the Company's consolidated revenues in any of the past three years will not continue to do business with the Company or the Company Subsidiaries at volumes consistent with past practices subsequent to the Merger. Neither the Company nor any of the Company Subsidiaries has any outstanding purchase contracts or commitments or unaccepted purchase orders which are in excess of the normal, ordinary and usual requirements of its business. No entity which is now supplying, or during 1996 supplied, to the Company or the Company Subsidiaries products and services has reduced or otherwise discontinued, or threatened to reduce or discontinue, supplying such items to the Company or the Company Subsidiaries on reasonable terms, except for such reductions or discontinuations which would not have a Material Adverse Effect on the Corporation.

     SECTION 3.17 Tax Matters. (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person or entity with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) The Company and the Company Subsidiaries have accurately prepared and timely filed all material federal, state, local and foreign returns, estimates, information statements and reports required to be filed at or before the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to the Company, any of the Company Subsidiaries or any of their operations or assets, and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law; and copies of all Returns of the Company and the Company Subsidiaries for the past three years have been or will be provided by the Company to Purchaser.

          (c) The Company and each of the Company Subsidiaries as of the Effective Time: (i) will have paid all Taxes any of them is required to pay prior to the Effective Time, (ii) will have withheld with respect to their employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (iii) will have collected all sales and use taxes on account of sales by the Company or any Company Subsidiary or use of any of their products, except in each instance where any failure to make such payment or withholding would not be reasonably likely to have a Material Adverse Effect on the Corporation.

          (d) There is no Tax deficiency outstanding, proposed or assessed against the Company or any of the Company Subsidiaries that is not reflected as a liability on the Company Financial Statements nor has the Company or any of the Company Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     SECTION 3.18  Title to Properties; Absence of Liens and Encumbrances,
Etc. The Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company or the Company Subsidiaries and real property leased by the Company or the Company Subsidiaries pursuant to leases providing for the occupancy, in each case, of not less than 18,000 square feet ("Material Leases") and the name of the lessor, the date of the Material Lease and each amendment to the Material Lease and the aggregate annual rental or other fee payable under any such Material Lease. The Company and the Company Subsidiaries have good and marketable title to all their owned properties and assets, real and personal, in each case free and clear of all liens, encumbrances, and imperfections of title, except those liens, encumbrances or imperfections of title which individually or in the aggregate would not have a Material Adverse Effect on the Corporation. Neither the Company nor any of the Company Subsidiaries has received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or properties it owns or leases which has not been complied with, nor any proposed changes in any such laws, orders or regulations which might have a Material Adverse Effect on the Corporation. The Company has no knowledge of any threatened or impending condemnation by any Government Entity of any properties owned or leased by the Company or the Company Subsidiaries. All Material Leases are in good standing, valid and effective in accordance with their respective terms, and neither the Company nor any Company Subsidiary is in default under any of such leases and to the best knowledge of the Company, no landlord or third party is in default under any of such leases, except where the lack of such good standing, validity and effectiveness or the existence of such default would not have a Material Adverse Effect on the Corporation.

     SECTION 3.19 Pension and Employee Benefit Plans. (a) The Company has set forth on the Company Disclosure Schedule all employee benefit plans (including "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA, and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any of the Company Subsidiaries or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate") (together, the "Company Employee Plans").

          (b) With respect to each Company Employee Plan, the Company has made or will make available to Parent, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS"), (ii) such Company Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan and (iv) the most recent actuarial report or valuation relating to a Company Employee Plan subject to Title IV of ERISA.

          (c) With respect to the Company Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company there exists no condition or set of circumstances, in connection with which the Company or any subsidiary of the Company could be subject to any liability under ERISA, the Code or any other applicable law that is reasonably likely to have a Material Adverse Effect on the Corporation.

          (d) With respect to the Company Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Company Financial Statements, which obligations are reasonably expected to have a Material Adverse Effect on the Corporation.

          (e) Except as provided for in this Agreement, neither the Company nor any of the Company Subsidiaries is a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of the Company or any of the Company Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (iii) agreement with any officer providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof, providing for the payment of compensation in excess of $100,000 per annum or providing for severance benefits or other benefits upon or following termination of employment, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (f) Each of the Company Employee Plans which is intended to qualify under Section 401 of the Code is designated on the Company Disclosure Schedule as being a qualified plan (the Plans so designated being hereinafter referred to as the "Company Qualified Plans"). Each Company Qualified Plan is qualified under Section 401(a) of the Code and is the subject of a currently effective determination letter from the Internal Revenue Service confirming such qualification. True and correct copies of all determination letters from the Internal Revenue Service with respect to the Company Qualified Plans which were issued after the effective date of ERISA have been or will be delivered to the Purchaser. With respect to each Company Qualified Plan, the Company has not obtained a waiver of any minimum funding requirements imposed by ERISA or the Code in respect of such Company Qualified Plan, and has not incurred any liability to the Pension Benefit Guaranty Corporation in connection with any such Company Qualified Plan. As of the date hereof, the value of the assets in each of the Company Qualified Plans which is a defined benefit plan exceeds the present value of accrued benefits of all participants in such Plan when such benefits are valued on a termination basis using Pension Benefit Guaranty Corporation interest and other assumptions. No "reportable event," as such term is defined in ERISA and in regulations issued thereunder, has occurred with respect to any of the Company Qualified Plans since the effective date of ERISA.

          (g) The Company has identified to the Purchaser which, if any, of the Company Employee Plans are multi-employer pension plans (as defined by ERISA) and the number of employees of the Corporation who participated in multi-employer plans during the year ended December 31, 1996. Since April 29, 1980, neither the Company nor any of the Company Subsidiaries has, with respect to any multi-employer plan, suffered or otherwise caused a "complete withdrawal" or "partial withdrawal" (as such terms are defined by ERISA) nor has the Company engaged in any transaction that would be deemed to avoid or evade liabilities related to such withdrawal.

     SECTION 3.20 Foreign Corrupt Practices Act. Neither the Company nor any of the Company Subsidiaries, nor any director, officer, agent, employee, consultant, or any other person associated with or acting on behalf of any of them, has engaged or is engaged in any course of conduct, or is a party to any agreement or involved in any transaction, which has or would give rise to a violation of the Foreign Corrupt Practices Act of 1977 or any other United States statute or regulation governing the conduct of business abroad by United States corporations and their subsidiaries.

     SECTION 3.21 Insurance. The Company Disclosure Schedule lists the insurance currently carried by the Company and the Company Subsidiaries in respect of their respective properties and operations, including, without limitation, information as to limits of coverage, deductibles, annual premium requirements and expiration dates with respect to product liability, general liability, umbrella liability, contractual liability, employers' liability, automobile liability, workers' compensation, property and casualty, business interruption and other insurance carried by the Company and the Company Subsidiaries (collectively, the "Company Insurance"). All Company Insurance continues to be in full force and effect, and the Company and the Company Subsidiaries are in compliance with all requirements and provisions thereof. None of the Company Insurance is subject to any retroactive rate or audit adjustments or co-insurance arrangements. The Company has no reason to believe that any such Company Insurance will not be renewed upon the expiration thereof at premiums substantially equivalent to those currently being paid by the Company and the Company Subsidiaries. The Company Insurance heretofore and currently carried by the Company and the Company Subsidiaries were and are consistent with types and amounts of coverage customarily carried by similarly situated companies.

     SECTION 3.22 No Pending Transactions. (a) Except for the transactions contemplated by this Agreement and the acquisition agreements or negotiations described on the Company Disclosure Statement or in the Company's SEC Reports, neither the Company nor any of the Company Subsidiaries is a party to or bound by or the subject of any agreement, undertaking, commitment or discussion with another party with respect to a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer or similar transactions involving the Company, other than the transactions contemplated by this Agreement) (any of the foregoing transactions being referred to in this Agreement as an "Acquisition Transaction").

          (b) The Agreement and Plan of Reorganization dated as of March 12, 1997 (the "Sylvan Merger Agreement") between the Company and Sylvan Learning Systems, Inc., a Maryland corporation ("Sylvan"), has been terminated without any payments by or penalties or any liability to the Company (other than any applicable payments pursuant to Section 6.3 of the Sylvan Merger Agreement).

          (c) Neither of the Company nor any of the Company Subsidiaries has entered into or effectuated any new or amended agreements with Sylvan or any other person or entity or otherwise has taken any action, including, without limitation, the declaration or payment of any dividend or distribution on the Shares, which would have the effect of impairing the ability of Purchaser to consummate the Offer or the Merger or otherwise diminishes the expected economic value to Purchaser of the acquisition of the Company.

     SECTION 3.23 Disclosure. No representation or warranty made by the Company in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Purchaser or hereafter required to be furnished to the Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

     SECTION 3.24 Transactions with Affiliates. Neither the Company nor any of the Company Subsidiaries is a party to any transaction with any (i) current or former officer or director of the Company or any of the Company Subsidiaries, or (ii) any parent, spouse, child, brother, sister or other family relation of any such officer or director or (iii) any corporation, partnership or other entity of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% stockholder (based on percentage ownership of voting stock) or (iv) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended), including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

     SECTION 3.25 Opinion of Financial Advisor. BZW has delivered to the Company its written opinion dated the date of this Agreement that the consideration to be received by the holders of the Shares, other than Parent and Purchaser, pursuant to each of the Offer and the Merger, is fair to such holders from a financial point of view.

     SECTION 3.26 Brokers. No broker, finder or investment banker (other than BZW, the engagement letter with which is attached as Section 3.26 of the Disclosure Schedule) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

     SECTION 3.27 Section 203 of the DGCL Not Applicable. The Boards of Directors of the Company and the Company Subsidiaries have taken all action so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Offer or the Merger, the other transactions contemplated by this Agreement or any other transaction between the Parent or any of its subsidiaries and the Company or any of its subsidiaries.

     SECTION 3.28 NETG Options. All outstanding stock options granted by NETG Holding, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("NETG"), for shares of NETG common stock will terminate upon consummation of the Offer (assuming the Minimum Condition is satisfied).

                                  ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND PURCHASER

     Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

     SECTION 4.1 Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, and reasonably could not be expected to, individually or in the aggregate, prevent the consummation of the Offer or the Merger.

     SECTION 4.2 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Purchaser and by Parent as the sole stockholder of Purchaser and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each such corporation enforceable against such corporation in accordance with its terms.

     SECTION 4.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not: (i) conflict with or violate the respective certificates of incorporation or by-laws of Parent or Purchaser; (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and
(iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which either of them or their respective properties are bound or affected; or
(iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Offer or the Merger.

          (b) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act, certain foreign filings and approvals, state securities, takeover and Blue Sky laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Offer or the Merger.

     SECTION 4.4 Offer Documents; Proxy Statement. The Offer Documents, as amended pursuant to Section 1.1, will not, at the time such Offer Documents as so amended are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent or Purchaser in writing for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Stockholders Meeting (as defined in Section 6.1) or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state a material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in the Proxy Statement or the Offer Documents. The Offer Documents, as amended and supplemented, will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4.5 Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

     SECTION 4.6 Sufficient Funds. The Purchaser has or will have sufficient funds available to pay for all Shares tendered in the Offer (as amended pursuant to Section 1(a) hereof) or otherwise acquired in the Merger.

                                   ARTICLE V

                    CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.1  Conduct of Business of the Company Pending the Merger.
Except as contemplated by this Agreement, during the period from the date hereof to the earlier of termination of this Agreement or the Effective Time, the Company agrees to conduct its business and that of its subsidiaries only in the ordinary course of business consistent with past practice and to use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization (including the services of its existing employees) and preserve its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Date. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, neither the Company nor any of its subsidiaries will, without the prior written consent of the Purchaser:

          (a) amend or propose to amend its Certificate of Incorporation or By-Laws;

          (b) (i) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except (x) shares of Company Common Stock issuable upon conversion of the Outstanding Debentures (at a conversion rate of one share of Company Common Stock for every $25.00 of Outstanding Debentures) and (y) shares of Company Common Stock issuable upon exercise of the Company Outstanding Options or
     (ii) amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of the Company's subsidiaries, except that the Company may repurchase Outstanding Debentures to the extent necessary to satisfy its 1997 sinking fund obligation under the Indenture by which the Debentures were issued;

          (d) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity except in the ordinary course of business consistent with past practice, and except for obligations of wholly-owned subsidiaries of it; (iii) make any loans, advances or capital contributions to, or investments in, any other person or entity (other than to wholly-owned subsidiaries of it or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of its capital stock or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (e) except as may be required by law or as contemplated by this Agreement or described on the Company Disclosure Schedule, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, employee or former employee or independent contractor in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to it and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

          (f) acquire, sell, lease, license to others or dispose of any assets outside the ordinary course of business which individually or in the aggregate are material to the Corporation, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to the Corporation;

          (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (h) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

          (i) (i) acquire or agree to acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any equity interest therein, other than as specifically described on the Company Disclosure Schedule; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to it; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $250,000 or, in the aggregate, are in excess of $2,500,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

          1\T make any tax election or settle or compromise any income tax liability material to the Company;

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries or incurred in the ordinary course of business consistent with past practice or customary fees and expenses relating to the transactions contemplated by this Agreement;

          (l) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

          (m) take, or agree in writing or otherwise to take, any of the actions described in this Section 5.1(a) through 5.1(l) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1 Stockholders Meeting. (a) The Company, acting through its Board of Directors, shall, unless the Merger is effected under Section 253 of the DGCL, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders Meeting") and (ii) unless the Company's Board of Directors has received the written opinion of Irell & Manella LLP to the effect that the taking of any of the following actions would constitute a violation of the Board of Directors' fiduciary responsibilities to the holders of the Company Common Stock under applicable law, (A) include in the Proxy Statement the recommendation of the Board of Directors that the stockholders of the Company vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby and the written opinion of the Financial Adviser that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders and
(B) use its reasonable best efforts to obtain the necessary approval and adoption of this Agreement and the transactions contemplated hereby by its stockholders. At the Stockholders Meeting, Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of approval of this Agreement and the transactions contemplated hereby.

     (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the outstanding Shares, Purchaser may cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 253 of the DGCL.

     SECTION 6.2 Proxy Statement. Unless the Merger is effected under Section 253 of the DGCL, as soon as practicable following Parent's request, the Company shall file with the SEC under the Exchange Act and the rules and regulations promulgated thereunder, and shall use its reasonable best efforts to have cleared by the SEC, the Proxy Statement with respect to the Stockholders Meeting. Parent, Purchaser and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, each of Parent and Purchaser will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it and cause such Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time.

     SECTION 6.3 Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded to the next whole number, on the Board of Directors of the Company as shall give Purchaser representation on the Board of Directors equal to the product of the total number of directors on such Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all action necessary to cause Purchaser's designees to be so elected, including either increasing the size of the Board of Directors or securing the resignations of incumbent directors or both. At such times, the Company will use its best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the Board of Directors of the Company of (i) each committee of the Board of Directors of the Company, (ii) each board of directors of each domestic subsidiary of the Company and (iii) each committee of each such board, in each case to the extent permitted by law. Until the Effective Time, the Company shall use its reasonable best efforts to ensure that all the members of the Board of Directors of the Company as of the date hereof who are not employees of the Company shall remain members of the Board of Directors of the Company.

          (b) The Company's obligations to appoint Purchaser's designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 information statement provided to stockholders such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 6.3. Parent or Purchaser will supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Following the election or appointment of Purchaser's designees pursuant to this Section 6.3 and prior to the Effective Time, any amendment (or recommendation thereof) by the Board of Directors of the Company of this Agreement or the Certificate of Incorporation or By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Purchaser or waiver of any of the Company's rights hereunder, and any other consent or action by the Board of Directors of the Company hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not designated by Purchaser.

     SECTION 6.4 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent, reasonable access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent with such financial, operating and other data and information as Parent, through its officers, employees or agents may from time to time reasonably request.

          (b) Each of Parent and Purchaser will hold and will cause its officers, employees, auditors and other agents to hold in confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of its legal counsel, by other requirements of law, all documents and information concerning the Company and its subsidiaries furnished to Parent or Purchaser in connection with the transactions contemplated in this Agreement in accordance with the provisions of the letter dated May 1, 1997 between Parent and the Company (the "Confidentiality Agreement"). In addition, all such confidential documents and information shall promptly be redelivered to the Company (whether in the possession of Parent, Purchaser or any other person permitted by the terms of such letter to receive such documents and information) and any copies, extracts or other reproductions, in whole or in part, of the same will not be retained.

          (c) No investigation pursuant to this Section 6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     SECTION 6.5 No Solicitation of Transactions. The Company, its affiliates and their respective officers, directors, employees, representatives and agents
(i) shall immediately cease any existing discussions or negotiations, if any, with any parties with respect to any acquisition (other than the transactions contemplated by this Agreement) of all or any material portion of the assets of, or any equity interest in, the Company or any of the Company Subsidiaries or any business combination with the Company or any of the Company Subsidiaries, (ii) shall not, directly or indirectly, solicit, initiate, encourage, or furnish information in response to any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Transaction, (iii) shall not engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Transaction, or (iv) shall not agree to, approve or recommend any Acquisition Transaction; except, with respect to clauses (ii) (as to the furnishing of information only), (iii) and (iv), where any such person or entity has submitted a written proposal to the Company's Board of Directors relating to an Acquisition Transaction and the Company's Board of Directors has received the written opinion of Irell & Manella LLP to the effect that the failure of the Company's Board of Directors to so act would constitute a violation of the Board of Directors' fiduciary responsibilities to the holders of the Company Common Stock under applicable law (it being understood that for this purpose, the failure to respond to an Acquisition Proposal which in the judgment of the Company's Board of Directors and BZW is superior, from a financial point of view, to the Company's stockholders may be deemed to be a breach of such fiduciary duty). If the Company shall nevertheless receive any indications of interest or proposals with respect to any Acquisition Transactions, it shall provide a copy of any such written proposal to Purchaser immediately after receipt thereof by the Company or any of its representatives or agents, shall notify Parent immediately if any such proposal (whether oral or written) is made and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors of the Company withdrawing, modifying or amending its recommendation of the Offer, the Merger and the other transactions contemplated by this Agreement. Except with Parent's consent, the Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party.

     SECTION 6.6 SERP; Steck-Vaughn Options. (a) The parties hereto agree that (i) the condition in Section 8 of the Company's supplemental executive retirement plan, as amended (the "SERP"), that a participant's employment with the Company must be terminated voluntarily or involuntarily within two years of a change of control in order to receive accelerated vesting and payout of SERP retirement benefits will be waived for Gary Keisling and Charles Moran; (ii) Messrs. Keisling and Moran will be entitled to payment of SERP retirement benefits, with interest from the consummation of the Offer, only when their employment terminates; (iii) there will be no further accrual of additional benefits under the SERP from and after the consummation of the Offer with respect to Messrs. Keisling and Moran and (iv) Messrs. Keisling and Moran will not participate in any of Parent's retirement plans.

     (b) The parties hereto acknowledge that the Option Committee of the Board of Directors of Steck-Vaughn may amend all options exercisable for common stock of Steck-Vaughn to provide for the acceleration of vesting and the mandatory cash-out of such options upon the initiation of a going-private transaction for Steck-Vaughn.

     SECTION 6.7 Indemnification. (a) The Company shall and Parent shall cause the Surviving Corporation to, from and after the Effective Time, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of the Company or any of the Company Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer, of the Company or any of the Company Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors and officers. The Company or the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL. Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (a) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest,
(ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6.7 except to the extent such failure prejudices such party), and shall deliver to the Company (or, after the Effective Time, the Surviving Corporation) the undertaking contemplated by the DGCL.

          (b) For a period of five years after the Effective Time, Parent shall cause the Surviving Corporation to use reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has heretofore been delivered to Purchaser) on terms and in an amount comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall the Surviving Corporation be required to expend in any year in excess of 125% of the current premium being paid by the Company for such coverage.

          (c) In the event that the Surviving Corporation or any of its respective successors and assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers and conveys all or substantially all of its property and assets to any person, then, and in each case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.7.

          (d) The provisions of this Section 6.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives, and may not be amended, altered or repealed without the written consent of any affected Indemnified Party.

     SECTION 6.8 Amendment to Indenture. Each of Purchaser and the Company will use its best efforts to cause the Trustee under the Indenture relating to the Debentures to amend the Indenture, effective at the Effective Time, such that the Surviving Corporation assumes the rights and obligations of the Company thereunder.

     SECTION 6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 6.10 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings under the HSR Act, any required foreign filings and any amendments to any thereof and
(ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

     SECTION 6.11 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or pursuant to the rules of the Commission or any listing agreement with its securities exchange.

     SECTION 6.12 Disposition of Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against the Company or any of its subsidiaries and their respective directors; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

     SECTION 6.13 Postponement of Steck-Vaughn Annual Meeting. The Company shall as soon as possible cause Steck-Vaughn to indefinitely postpone its annual meeting of stockholders currently scheduled for May 29, 1997, and shall cause Steck-Vaughn to take no action unless compelled by legal process to reschedule such annual meeting or to call a special meeting of stockholders of Steck-Vaughn except in accordance with this Agreement unless and until this Agreement has been terminated in accordance with its terms.

                                  ARTICLE VII

                             CONDITIONS OF MERGER

     SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) If required by the DGCL, this Agreement shall have been approved by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with the Company's Certificate of Incorporation and the DGCL (which the Company has represented shall be solely the affirmative vote of a majority of the outstanding Shares).

          (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger.

          (c) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

          (d)  Purchaser shall have purchased Shares pursuant to the Offer.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding any approval thereof by the stockholders of the Company:

          (a)  By mutual written consent of Parent, Purchaser and the Company;

          (b) By the Company if the Offer shall not have been consummated within 90 days following the date hereof;

          (c) By Parent or the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either the Company or Parent, directly or indirectly, has material assets or operations, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable, except if the party relying on this clause (c) to terminate this Agreement is in breach of any of its material obligations under this Agreement;

          (d) By Parent if due to a failure of any of the Offer Conditions, Purchaser shall have (i) terminated the Offer or (ii) failed to pay for Shares pursuant to the Offer within 90 days following the date hereof, unless such termination or failure has been caused by or results from the failure of Parent or Purchaser to perform in any material respect any of its respective covenants or agreements contained in this Agreement;

          (e) By the Company if (i) due to a failure of any of the Offer Conditions, Purchaser shall have terminated the Offer, unless such termination has been caused by or results from the failure of the Company to perform in any material respect any of its covenants or agreements contained in this Agreement, (ii) prior to the purchase of Shares pursuant to the Offer, any person shall have made a bona fide offer to acquire the Company (A) that the Board of Directors of the Company determines in its good faith judgment is more favorable to the Company's stockholders from a financial point of view than the Offer and the Merger and (B) as a result of which the Company's Board of Directors has received the written opinion of Irell & Manella LLP to the effect that the failure of the Company's Board of Directors to terminate this Agreement would constitute a violation of the Board of Directors' fiduciary responsibilities to the holders of the Company Common Stock under applicable law (it being understood that for this purpose, the failure to respond to a bona fide offer to acquire the Company which in the judgment of the Company's Board of Directors and BZW is superior, from a financial point of view, to the Company's stockholders may be deemed to be a breach of such fiduciary duty) or (iii) prior to the purchase of Shares pursuant to the Offer (A) there shall have been a breach of any representation or warranty on the part of Parent or Purchaser contained in this Agreement which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Offer or (B) there shall have been a breach of any covenant or agreement on the part of Parent or Purchaser contained in this Agreement which could reasonably be expected to materially adversely affect (or materially delay) the consummation of the Offer, which in the case of (A) or (B) shall not have been cured prior to the earlier of (x) 10 business days following notice of such breach and (y) two business days prior to the date on which the Offer expires (including any extensions thereof); provided that such termination under clause (ii) hereof shall not be effective until the Company has made payment of the full fee and expense reimbursement required by Sections 8.3(b) and (c) hereof; or

          (f) By Parent prior to the purchase of Shares pursuant to the Offer, if (i) there shall have been a breach of any representation or warranty on the part of the Company contained in this Agreement that has a Material Adverse Effect on the Corporation, (ii) there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement that has a Material Adverse Effect on the Corporation or which materially adversely affects (or materially delays) the consummation of the Offer, which in the case of (i) or (ii) shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) two business days prior to the date on which the Offer expires (including any extensions thereof), (iii) the Company's Board of Directors shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have approved or recommended another offer or transaction, or shall have resolved to effect any of the foregoing, or (iv) the Minimum Condition shall not have been satisfied by the expiration date of the Offer (including extensions thereof) and on or prior to such date (A) any person (other than Parent or Purchaser) shall have made a bona fide proposal or public announcement or communication to the Company with respect to a Third Party Acquisition or (B) any person (including the Company or any of its affiliates or subsidiaries), other than Parent or any of its affiliates shall have become the beneficial owner of more than 30% of the Shares.

     SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or their respective officers, directors, stockholders or affiliates, except as set forth in Section 8.3 and Section 9.1 hereof; provided, however, that nothing herein shall relieve any party from liability for any breach hereof; provided, further, that neither Parent nor Purchaser shall be entitled to any punitive damages in the event of any breach hereof if the fee referred to in Section 8.3(c) has been paid in full to Parent.

     SECTION 8.3  Fees and Expenses.

          (a) Parent hereby agrees to immediately provide to the Company which shall pay the $30,000,000 fee payable by the Company to Sylvan as a result of the termination of the Sylvan Merger Agreement in connection with the transactions contemplated hereby and in accordance with the terms of that certain letter agreement dated the date hereof among Parent, the Company and Sylvan (the "Letter Agreement").

          (b)  Parent and the Company hereby agree that if:

               (i) the Company intentionally breaches any of its representations, warranties, covenants or agreements set forth in this Agreement and such breach has a Material Adverse Effect on the Corporation and Parent terminates this Agreement and the Offer pursuant to Section 8.1(f) hereof;

               (ii) this Agreement is terminated pursuant to Section 8.1 hereof and the Company is required to pay Parent the fee provided in Section 8.3(c) hereof; or

               (iii) this Agreement is terminated in accordance with its terms and, within eight months thereafter, the Company enters into an agreement with respect to, or consummates, a Third Party Acquisition with Sylvan (or any affiliate or associate thereof);

then the Company shall reimburse Parent, within one business day following the execution and delivery of such agreement or such occurrence, as the case may be, for all amounts paid by Parent to the Company pursuant to Section 8.3(a) hereof. The Company's obligations pursuant to this Section 8.3(b) shall be in addition to any other payment obligations of the Company which may arise under this Agreement, including, without limitation, Section 8.3(c).

          "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, tender offer or otherwise by any person other than Parent, Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 30% or more of the assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of more than 30% of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its subsidiaries of 30% or more of the outstanding Shares.

          Upon the consummation of the Merger, the Company shall reimburse Parent for all amounts paid by Parent to the Company pursuant to Section 8.3(a) hereof.

          (c)  Parent and the Company hereby agree that if:

               (i) Parent terminates this Agreement pursuant to Section 8.1(f)(i), (ii) or (iv)(A) hereof, or if the Company terminates this Agreement pursuant to Section 8.1(e)(i) hereof under circumstances that would have permitted Parent to terminate this Agreement pursuant to
     Section 8.1(f)(i), (ii) or (iv)(A) hereof, and within eight months thereafter, the Company enters into an agreement with respect to (and thereafter consummates), or consummates, a Third Party Acquisition; or

               (ii) the Company terminates this Agreement pursuant to 8.1(e)(ii) hereof or Parent terminates this Agreement pursuant to Section 8.1(f)(iii) or (iv)(B) hereof;

then the Company shall pay to Parent, within one business day following any termination by Parent pursuant to Section 8.1(f)(iii) or (iv)(B) above or simultaneously with the consummation of any such Third Party Acquisition or any termination by the Company pursuant to Section 8.1(e)(ii) above, a fee, in cash, of (x) in any case involving a Third Party Acquisition with Sylvan (including any termination pursuant to Section 8.1(e)(ii) or 8.1(f)(iii) or (iv)(B)), $30 million and (y) in all other cases, $10 million, provided, however, that the Company in no event shall be obligated to pay more than one such fee to Parent with respect to all such agreements and occurrences and such termination. The Company's obligations pursuant to this Section 8.3(c) shall be in addition to any other payment obligations of the Company which may arise under this Agreement, including, without limitation, Section 8.3(b).

          (d) If the Company is required to reimburse Parent for any amount (the "Reimbursement Amount") pursuant to Section 8.3(b) and the Reimbursement Amount is not paid within five business days after the events set forth in
Section 8.3(b) requiring payment of the Reimbursement Amount occur, Parent, at its sole option, may demand (the "Demand") that the Company tender to Parent, immediately in satisfaction of the Reimbursement Amount, such number of Shares (rounded to the nearest whole share) (which at the request of Parent shall be issued in shares of treasury stock, if available) equal to (x) the Reimbursement Amount divided by (y) the Average Market Price. For purposes of this Section 8.3(d) "Average Market Price" shall mean the average of the average of the high and low prices of Company Common Stock as reported on the New York Stock Exchange Composite Tape on each of the five consecutive trading days immediately preceding the trading day prior to the Demand. The Company acknowledges that it is obligated hereunder to pay the Reimbursement Amount in cash and that such obligation is not abrogated in any respect by the existence of the option of Parent to seek satisfaction of such obligation by means of the Demand.

          (e) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

     SECTION 8.4 Amendment. Subject to Section 6.3, this Agreement may be amended by the parties hereto, notwithstanding any approval thereof by the stockholders of the Company, by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.5 Waiver. Subject to Section 6.3, at any time prior to the Effective Time, any party hereto may, but shall not be required to, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II, Section 6.7, Section 6.10 and Article IX shall survive the Effective Time and those set forth in Section 6.4(b), Section 8.3 and Article IX shall survive termination of this Agreement.

     SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Purchaser:

               Harcourt General, Inc.
               27 Boylston Street
               Chestnut Hill, Massachusetts 02167
               Attention: Eric P. Geller, Esq.

          with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY 10017
               Attention:  Robert L. Friedman, Esq.

          if to the Company:

               National Education Corporation
               2601 Main Street
               Irvine, California  92714
               Attention:  Philip C. Maynard, Esq.

          with a copy to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 500
               Los Angeles, CA 90067
               Attention:  Alvin G. Segel, Esq.

     SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended December 31, 1996 were prepared;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (f) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 9.5 Entire Agreement; Assignment. This Agreement, together with the Letter Agreement and the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.7 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              HARCOURT GENERAL, INC.
Attest:



___________________________   By:_____________________________
                                 Name:
                                 Title:



                              NICK ACQUISITION CORPORATION
Attest:



___________________________   By:_____________________________
                                 Name:
                                 Title:


                              NATIONAL EDUCATION CORPORATION
Attest:



___________________________   By:_____________________________
                                 Name:
                                 Title:

ANNEX A
Offer Conditions

          The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement.

          Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may amend or terminate the Offer in accordance with the Merger Agreement if, prior to the expiration of the Offer, (i) Shares representing at least a majority of the total number of outstanding shares of Company Common Stock, on a fully diluted basis (assuming conversion of all outstanding Debentures into Shares and the exercise of all Company Outstanding Options) shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer (the "Minimum Condition") or (ii) at any time on or after the date hereof and prior to the acceptance for payment of or payment for Shares, any one or more of the following conditions occurs or has occurred:

          (a) there shall have been instituted or pending any action or proceeding brought by any governmental authority before any federal of state court, or any order or preliminary or permanent injunction entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, or any other action taken, or statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency that would reasonably be expected to have the effect of: (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the making of the Offer, the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates or the consummation of any of the transactions contemplated by the Merger Agreement or materially delaying the Merger; (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its subsidiaries or Parent, Purchaser or any of Parent's affiliates of all or any material portion of the business or assets of the Company or any of its subsidiaries or Parent, or any of its affiliates, or compelling Parent, Purchaser or any of Parent's affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries or Parent, or any of its affiliates, as a result of the transactions contemplated by the Offer or the Merger Agreement; (iii) imposing or confirming limitations on the ability of Parent, Purchaser or any of Parent's affiliates effectively to acquire or hold or to exercise full rights of ownership of Shares, including without limitation the right to vote any Shares acquired or owned by Parent or Purchaser or any of its affiliates on all matters properly presented to the stockholders of the Company, including without limitation the adoption and approval of the Merger Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; or
     (iv) requiring divestiture by Parent or Purchaser or any of their affiliates of any Shares; provided, that Parent and Purchaser shall have used their reasonable best efforts to cause any such judgment, order or injunction to be vacated or lifted;

          (b) there shall have occurred any event that is reasonably likely to have a Material Adverse Effect on the Corporation;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on the extension of credit by banks or other lending institutions, (iv) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or having a Material Adverse Effect on the Corporation or materially adversely affecting (or materially delaying) the consummation of the Offer or (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

          (d) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the outstanding Shares has been acquired by any corporation (including the Company or any of its subsidiaries or affiliates), partnership, person or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than Parent or any of its affiliates, or (ii) (A) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any takeover proposal or any other acquisition of more than 5% of the outstanding Shares other than the Offer and the Merger, (B) any corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange, offer for any Shares or a merger, consolidation or other business combination with or involving the Company or any of its subsidiaries, or (C) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

          (e) any of the representations and warranties of the Company set forth in the Merger Agreement that are qualified as to materiality shall not be true and correct, or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made at the time of such determination, and (i) the Company fails to cause such representations and warranties to be true and correct within ten business days after written notice from the Purchaser and (ii) the failure of such representation and warranty to be true and correct has a Material Adverse Effect on the Corporation;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement, and (i) the Company fails to cure any such failure within ten business days after written notice from the Purchaser and (ii) the failure to comply with such agreement or covenant has a Material Adverse Effect on the Corporation;

          (g) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company;

          (h) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated, or any material approval, permit, authorization or consent of any domestic or foreign governmental, administrative or regulatory agency (federal, state, local, provincial or otherwise) shall not have been obtained on terms satisfactory to the Parent in its reasonable discretion and the failure to obtain such approval, permit, authorization or consent has a Material Adverse Effect on the Corporation; or

          (i) giving effect to the consummation of the Offer, the representations and warranties made by the Company set forth in Section
     3.28 of the Merger Agreement shall not be true and correct;

which, in the reasonable, good faith judgment of Purchaser with respect to each and every matter referred to above and regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser or any of its affiliates constituting a breach of the Offer or the Merger Agreement), makes it inadvisable to proceed with the Offer, or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

     The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (except for any action or inaction by Purchaser or any of its affiliates constituting a breach of the Merger Agreement) or (other than the Minimum Condition) may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.